UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2011 (December 23, 2011)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On December 23, 2011, the board of directors of Behringer Harvard Multifamily REIT I, Inc. (hereinafter referred to as “we,” “us,” “our,” or the “Registrant”) authorized distributions payable to the stockholders of record each day for January 1, 2012 through March 31, 2012.  Distributions payable to each stockholder of record will be paid in cash on or before the 16th day of the following month.  The declared distributions equal a daily amount of $0.0016438 per share of common stock.  If this rate were paid each day for a 365-day period, it would equal a 6.0% annualized rate based on a purchase price of $10.00 per share.  A portion of each distribution may constitute a return of capital for tax purposes.

The amount of distributions we pay to our stockholders is authorized at the discretion of our board of directors based on its analysis of a number of factors, including, but not limited to, our performance over the previous period, expectations of performance for future periods, including actual and anticipated operating cash flow, current and projected market capitalization rates for investments suitable for our portfolio, the returns on the investments in our current portfolio and the returns of future investments in our portfolio, funds available for the payment of distributions, capital expenditure needs, dispositions, our general financial condition, earnings on current cash balances,  liquidity alternatives that we may pursue in the future and other factors that our board deems relevant.  The board’s decision will also be influenced by its obligation to ensure that we maintain our status as a REIT.  Our board examines our distribution policy on a quarterly basis.

Capitalization rates for multifamily investments in major U.S. markets began decreasing in mid-2010 as multifamily investments became a highly favored investment class for real estate investors and have further declined during 2011, particularly for the newer, high quality, centrally located multifamily communities that we target.  While the demand for multifamily investments and the decrease in capitalization rates has and may continue to positively affect the value of the assets in our portfolio, it has negatively affected our ability to acquire attractive income-producing investment opportunities that generate yields consistent with our current distribution rate.  Based on our current distribution rate, our current operating cash flow is less than our total distributions. In addition, given our remaining uninvested offering proceeds and increased competition from other multifamily investors, it may be difficult to deploy these funds in the short term in investments and to receive the income from such investments that will produce a yield which meets our current distribution level.  If capitalization rates and the other investment factors noted above do not improve in the short term, our board may consider a reduction to the distribution rate.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are subject to known and unknown risks, uncertainties and other factors, in particular changes in capitalization rates for multifamily properties, the real estate market and general economic conditions, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,”

“intends,” “projects,” “estimates,” “plans,” “may increase,” “may result,” “will result,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature.  These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions.

We caution stockholders not to place undue reliance on forward-looking statements.  You should consider the areas of risk described under the heading “Forward-Looking Statements” in our periodic reports under the Exchange Act, and those risk factors included in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC on March 25, 2011, in connection with any forward-looking statements that may be made by us and our businesses generally. Forward-looking statements in this Form 8-K reflect our management’s view only as of the date of this Form 8-K, and may ultimately prove to be incorrect or false. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: December 30, 2011	By:	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
Senior Vice President — Legal, General Counsel and Secretary